Exhibit 10.2

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of October 19, 2026 by and among Unusual Machines, Inc., a Nevada corporation (the “Parent”), and Matthew Barnard, the Member Representative (as defined in the Merger Agreement, as defined below).

WHEREAS, the Parent has agreed to provide certain registration rights to the Member Representative in order to induce the Member Representative to enter into that certain Agreement and Plan of Merger by and among the Parent, the UMAC Merger Sub, Upgrade, and the Member Representative] dated as of the date hereof (the “Merger Agreement”).

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Unless the context otherwise requires, capitalized words and terms used herein without definition and defined in the Merger Agreement are used herein as defined therein. Notwithstanding the foregoing, as used herein the capitalized words and terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined:

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified, or supplemented in accordance with the terms hereof.

“Board” means the Board of Directors of the Parent.

“Excluded Forms” means Registration Statements under the Securities Act on Forms S-4 and S-8 or any successors.

“Filing Date” has the meaning assigned to it in Section 3(a) of this Agreement.

“Member Representative” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Merger Agreement” has the meaning assigned to it in the Recitals of this Agreement.

“Parent” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Proposed Registration” means any proposed Registration Statement to be filed pursuant to this Agreement.

1

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement on a form other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Statement” means any registration statement filed by the Parent on behalf of the Member Representative that covers the resale of Registrable Securities under the provisions of this Agreement.

“Registrable Securities” means as of any date of determination, (a) the Shares to be acquired by the Member Representative pursuant to the Merger Agreement as Merger Consideration, and (b) any securities of the Parent issued with respect to such Shares by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization, or other similar transaction.

“Representatives” means all shareholders, officers, directors, members, managers, partners, employees and agents of a party to the Merger Agreement.

“Rule 144” has the meaning assigned to it in Section 7 of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff regarding the applicability of Rule 415 and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933 (or successor statute).

“Selling Expenses” means all selling commissions, underwriting discounts fees and, other fees paid by the Member Representative to a broker-dealer, finder’s fees, and stock transfer taxes applicable to the Registrable Securities contained in a Registration Statement for the benefit of the Member Representative.

“Trading Days” means a day on which the principal Trading Market is open for Trading for at least four and one-half hours.

2. Required Registration. Within 30 days after Closing, the Parent shall file with the SEC a Registration Statement on Form S-3 or, if the Parent is not then eligible to use Form S-3, on Form S-1, or any successor form covering the sale of all of the Registrable Securities.

2

3. Obligations of the Parent. If and whenever the Parent is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Parent shall:

(a) prepare and file with the SEC within the timeframe specified in Section 2 (the “Filing Date”), a Registration Statement with respect to such Registrable Securities, and use commercially reasonable efforts to cause such Registration Statement to become effective within 60 days after the Filing Date if such Registration Statement is reviewed by the Staff of the SEC or as soon as reasonably practicable if it is not (the “Effectiveness Period”), provided that before filing a Registration Statement or any amendment or supplement thereto, the Parent will at least two Trading Days prior to making any such filing furnish to the Member Representative a copy of the Registration Statement, as amended if applicable and any response letter or other correspondence to the Staff of the SEC proposed to be filed or submitted, and provide the Member Representative with a reasonable opportunity to review and provide comments or input on such Registration Statement and response letter or other correspondence, and address such comments or input so received from the Member Representative in good faith, prior to filing or submitting such documents. Notwithstanding anything to the contrary set forth herein, the Member Representative shall have the ability to approve, prior to filing or submission of any of the foregoing materials, any disclosure or communication with the SEC which directly relates to the Member Representative and the sale of Registrable Securities, provided that such approval should not be unreasonably withheld or delayed.

(b) subject to complying with Section 3(a), prepare and file with the SEC such amendments to any such Registration Statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act during the Effectiveness Period;

(c) furnish to the Member Representative such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Member Representative may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Member Representative;

(d) make such filings under the securities or blue sky laws of such states as the Member Representative may reasonably request to enable the Member Representative to consummate the sale;

(e) promptly notify the Member Representative at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Parent’s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Member Representative a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Parent shall use its reasonable best effort to file a Form 8-K or amended prospectus or prospectus supplement in order to permit the Member Representative to be able to sell the Registrable Securities, which shall prior to filing first be provided to the Member Representative with a reasonable opportunity to review and provide comments and input;

(f) otherwise comply with all applicable rules and regulations of the SEC and to perform its obligations hereunder;

(g) cause the Registrable Securities to continue to be listed on the Principal Market;

(h) provide a transfer agent for all Registrable Securities and promptly pay all fees and costs of the transfer agent;

3

(i) provide a CUSIP number for all Registrable Securities, in each case not later than the effective date of the applicable Registration Statement;

(j) notify the Member Representative of any stop order threatened or issued by the SEC and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered;

(k) promptly email the Member Representative copies of all comment letters, response letters and other communications from and with the Staff of the SEC, use its reasonable best efforts to file an amendment to a Registration Statement, after receipt of a comment letter or oral comments, subject in each case to the Member Representative’s right to receive, review and provide comments and input on such documents or communications prior to their respective filing or submission, as applicable and request acceleration of the effectiveness of the Registration Statement within four Trading Days after the Parent or its counsel has been advised that the Staff of the SEC will not review or has no further comments thereon; and

(l) request acceleration of the effectiveness of the Registration Statement within four Trading Days after the Parent or its counsel has been advised that the Staff of the SEC will not review such Registration Statement or has no further comments thereon.

For purposes of this Agreement, any requirement on the part of the Parent to provide, furnish copies of, notify and give an opportunity to provide comments or input regarding the Registration Statement, amendments, supplements, correspondence or other documents and communications to or with the SEC relating to the Registration Statement or otherwise contemplated by this Agreement to a the Member Representative shall be deemed to include the Member Representative’s legal counsel, in addition to the Member Representative.

4. Other Procedures.

(a) until the earlier of (i) the sale or other disposition of all Registrable Securities, or (ii) two years following the effectiveness of the Registration Statement. In consideration of the Parent’s obligations under this Agreement, the Member Representative agrees that, upon receipt of any notice from the Parent of the happening of any event of the kind described in Section 3(e) herein, the Parent Representative shall forthwith discontinue its sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Member Representative’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e).

(b) The Parent’s obligation to file any Registration Statement or amendment including a post-effective amendment, shall be subject to the Member Representative, as applicable, furnishing to the Parent in writing such information and documents regarding the Member Representative and the distribution of the Member Representative’s Registrable Securities as may reasonably be required to be disclosed in the Registration Statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein. The Parent’s obligations are also subject to the Member Representative promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation). If the Member Representative fails to provide all of the information required by this Section 4(b), the Parent shall have no obligation to include its Registrable Securities in a Registration Statement or it may withdraw the Member Representative’s Registrable Securities from the Registration Statement without incurring any penalty or otherwise incurring liability to the Member Representative.

4

(c) If as result of an SEC Staff policy, rule, or regulation or for any other reason, the Parent is unable to register all Registrable Securities in one Registration Statement, then upon the earlier of 30 days (or such earlier time as is permitted by the Staff of the SEC or any rule of the SEC) after any Registration Statement filed pursuant to this Agreement is declared effective by the SEC, the Parent shall file another Registration Statement including all of the remaining Registrable Securities of the Member Representative, in which event the conditions of this Agreement shall apply; provided, however, in no event shall the Parent delay the effective date of any Registration Statement for more than four Trading Days after receipt of notice from the SEC Staff that it will either not review a Registration Statement or it has no further comments with respect to a Registration Statement.

(d) The Parent shall not include any securities for any other shareholder in any registration statement other than Registrable Securities for the Member Representative in any Registration Statement.

5. Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Parent shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses and the legal fees and expenses of the Member Representative) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Parent and all independent public accountants and other Persons retained by the Parent.

6. Indemnification.

(a) In the event of any registration of any Shares of common stock under the Securities Act pursuant to this Agreement, the Parent shall indemnify, defend and hold harmless the Member Representative and his successors and assigns, from and against any losses, claims, damages or liabilities, joint or several, to which the Member Representative and his successors and assigns may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Parent of the Securities Act, the Exchange Act, or state securities or blue sky laws or relating to action or inaction required of the Parent in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Parent fails to defend the Member Representative and his successors and assigns, as applicable, as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) the Member Representative and his successors and assigns for any legal fees (limited to one law firm) or any other reasonable and documented out-of-pocket expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Parent shall not be liable to the Member Representative or his successors or assigns in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement, a preliminary prospectus, a prospectus, or amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to this Agreement in reliance upon and in conformity with written information furnished to the Parent by the Member Representative or his successors or assigns specifically for use in the preparation thereof.

5

(b) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Member Representative shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Parent, each director of the Parent, each officer of the Parent who signs such Registration Statement, the Parent’s attorneys and auditors and any Person who controls the Parent within the meaning of the Securities Act, from and against any loss, claim, damage or liability that arises out of or is based upon any untrue statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Parent by the Member Representative specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) if and to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party for the reasonable and documented fees and expenses of one law firm retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6. Provided, further, that in no event shall any indemnification by the Member Representative under this Section 6 exceed the net proceeds from the sale of Registrable Securities received by the Member Representative. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party, the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Parent and the Member Representative shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Parent and the Member Representative in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) the Member Representative shall not be required to contribute any amount in excess of the net proceeds to him of all Registrable Securities sold by him pursuant to such Registration Statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

6

7. Rule 144. As long as the Member Representative holds restricted securities (as that term is used in Rule 144), the Parent covenants that it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) file in a timely manner the reports and other documents required to be filed under the Securities Act or the Exchange Act and the rules and regulations adopted by the SEC thereunder, (iii) furnish to the Member Representative promptly upon request (x) a written statement by the Parent as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Parent, and (z) such other information as the Member Representative may reasonably request, and (iv) cooperate with the Member Representative and respond as promptly as possible to any requests from the Member Representative in connection with Rule 144 transfers of restricted securities, in each case to enable the Member Representative to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (collectively, “Rule 144”); provided, however, nothing contained in this Section 7 or elsewhere in this Agreement shall prevent the Parent from consummating a transaction in which another entity acquires it through a merger or similar transaction.

8. Severability. In the event any parts of this Agreement are found to be illegal, unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the illegal, unenforceable or void parts were deleted.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, facsimile or “.pdf” signature.

10. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11. Notices and Addresses. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Merger Agreement.

12. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

13. Entire Agreement; Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver discharge or termination is sought.

14. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed in accordance with the Merger Agreement.

16. Amendments and Waivers. Any amendments to or waivers with respect to this Agreement shall be made in accordance with Section [10.09] of the Merger Agreement.

17. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

7

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

Parent:

Unusual Machines, Inc.:

By: /s/ Allan Evans

Name: Allan Evans

Title: Chief Executive Officer

Member Representative:

By: /s/ Matthew Barnard

Name: Matthew Barnard

8